Exhibit 99.2

                             EMPIRE GLOBAL CORP.
                             (the "Corporation")

                   INDIVIDUAL DIRECTOR POSITION DESCRIPTION


Appointment

1. Directors acknowledge that to be considered for nomination and election to the Board, a director must demonstrate integrity and high ethical standards in their business dealings, their personal affairs and in the discharge of their duties to and on behalf of the Corporation.

2. Individuals elected as directors agree to comply with all legal, regulatory and exchange requirements applicable to directors and the Corporation as a reporting issuer.


Attendance

3. Directors agree to attend and participate in person or by telephone conference call in all Board and Committee meetings except in exceptional circumstances.

4. Directors acknowledge that attendance at Board and Committee meetings may be disclosed in the annual information circular of the Corporation.


Fiduciary Duties

5. Every director in exercising his or her powers and discharging his or her duties will act honestly and in good faith with a view to the best interests of the Corporation and will exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.


Governance Obligations

6. Every director will fulfill the duties outlined in the Board Mandate, the Charters of each Committee of which the director is a member, the position descriptions applicable to the director, the Code of Business Conduct and Ethics, the Improper Payments Policy and all of the governance documents adopted by the Corporation (the "Governance Documents").

7. Every director upon his election to the Board will prior thereto acknowledge his consent to serve the Corporation as a director, his or her agreement to abide by the Governance Documents, and his or her agreement to comply with all legal, regulatory and exchange requirements applicable to directors of the Corporation as a reporting issuer.


Conflicts of Interest

8. Every director will immediately advise the Chair of the Board in the event the director:

    (a) is considering appointment to the Board of any other Corporation that is a publicly listed issuer;


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    (b) becomes aware of circumstances that could affect the director's independence or ability to effectively contribute to the Board or a Committee; and

    (c) becomes aware of factors which could result in the director being in a conflict of interest with the Corporation.

9. Each director who has a material interest of any kind in any existing or proposed transaction or agreement with the Corporation is required to abide by the Corporation's disclosure requirements including by taking the following steps:

    (a) disclosing the nature and extent of his or her interest to the Board at the meeting at which a proposed contract or transaction in which the director has an interest is first considered or at the first meeting after the director becomes interested;

    (b) upon the request of the Board upon its being advised of the conflict, excusing himself or herself from all Board or Committee deliberations in respect of the existing or proposed transaction or agreement; and

    (c) abstaining from voting in respect of the existing or proposed transaction or agreement in which the director has a material interest.


Contribution

10. Every director will strive to work constructively and effectively with other directors, executive officers, employees, consultants and advisors to the Corporation.

11. Every director will devote sufficient time to fulfil the director's duties by:

    (a) adequately preparing for, attending and contributing to meetings of the Board and Committee meetings;

    (b) listening carefully and asking questions of the CEO, executive officers, advisors and all presenters to the Board and Committees to encourage discussion and effective decision making;

    (c) participating in all Board, Committee, Chair and individual director assessments in order to monitor and improve Board, Committee and director effectiveness; and

    (d) considering, for directors who are independent, the obligation of each director and the Board to exercise independent thought in making business decisions on behalf of the Corporation.